                                                                     EXHIBIT 3.1

                   CERTIFICATE OF DESIGNATIONS, PREFERENCES
              AND RIGHTS OF CONVERTIBLE PREFERRED STOCK, SERIES 1
                                      OF
                           SYQUEST TECHNOLOGY, INC.


     SyQuest Technology, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Five Thousand (5,000) shares of Convertible Preferred Stock, Series 1, of the Company, as follows:

          RESOLVED, that the Company is authorized to issue 5,000 shares of Convertible Preferred Stock, Series 1, $.001 par value (the "Series 1 Preferred Shares"), which shall have the following powers, designations, preferences and other special rights:

          (1)  No Dividends.  The Series 1 Preferred Shares shall not bear any
               ------------
     dividends.

          (2)  Conversion of Series 1 Preferred Shares.  The holders of the
               ---------------------------------------
     Series 1 Preferred Shares shall have the right, at their option, to convert the Series 1 Preferred Shares into shares of the Company's common stock, $.001 par value (the "Common Stock"), on the following terms and conditions:

               (a)  Conversion Right.  Each Series 1 Preferred Share shall be
                    ----------------
     convertible, at any time after December 15, 1996 (or, if such Series 1 Preferred Share is called for conversion or for redemption as hereinafter provided, at any time up to and including, but not after, the close of business on the trading day preceding the date fixed for the conversion or redemption, as the case may be), into fully paid and nonassessable shares (calculated to the nearest whole share) of Common Stock, at the Conversion Price on the Date of Conversion (as defined in Section (2)(e)(iii)); provided, however, that in no event shall any holder be entitled to convert Series 1 Preferred Shares if, after giving effect to such conversion, the number of shares of Common Stock beneficially owned by such holder and all other persons whose holdings would be aggregated with such holder for purposes of calculating beneficial ownership in accordance with Sections 13(d) and 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations thereunder, including, without limitation, any person serving as an adviser to such holder (collectively, the "Related Persons"), would exceed four and nine-tenths percent (4.9%) of the outstanding shares of Common Stock. Common Stock issuable upon conversion of the Series 1 Preferred Shares shall not be deemed to be beneficially owned by such holder or the Related Persons for this purpose.

               (b)  Conversion Rate.  The number of shares of Common Stock
                    ---------------
     issuable upon conversion of each of the Series 1 Preferred Shares pursuant to Section (2)(a) shall be determined as follows:

                          (.05)(N/365)(1,000) + 1,000
                          ---------------------------
                                Conversion Price

     where

                    (i) "N" means the number of days between (A) the date that, in connection with the consummation of the initial purchase by the holder of Series 1 Preferred Shares from the Company, the Company or the escrow agent (as the case may be) first had in its possession funds representing full payment for the Series 1 Preferred Shares for which conversion is being elected, and (B) the Date of Conversion for the Series 1 Preferred Shares for which conversion is being elected;

                    (ii) "Conversion Price" means, as of the Date of Conversion, the lower of the Fixed Conversion Price and the Floating Conversion Price, each in effect as of such date and subject to adjustment as provided herein;

                    (iii) "Fixed Conversion Price" means $6.50, subject to adjustment as provided herein;

                    (iv) "Floating Conversion Price" means the amount obtained by multiplying the Conversion Percentage by the Average Market Price for the Common Stock for the five (5) consecutive trading days ending one trading day prior to the Date of Conversion for the Series 1 Preferred Shares for which conversion is being elected;

                    (v) "Conversion Percentage" means eighty-five percent (85%), subject to adjustment as provided herein; and

                    (vi) "Average Market Price" means, with respect to any security for any period, that price which shall be computed as the arithmetic average of the closing bid prices for such security for each trading day in such period on the Nasdaq

     National Market (the "Nasdaq-NM"), or, if the Nasdaq-NM is not the principal trading market for such security, on the principal trading market or exchange for such security, or, if market value cannot be calculated for such period on any of the foregoing bases, the Average Market Price shall be the average fair market value during such period as reasonably determined in good faith by the Board of Directors of the Company (all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

               (c)  Adjustment to Conversion Price - Registration Statement.  If
                    -------------------------------------------------------
     the registration statement (the "Registration Statement") covering the shares of Common Stock issuable hereunder and required to be filed by the Company pursuant to the Registration Rights Agreement between the Company and the initial holders of the Series 1 Preferred Shares (the "Registration Rights Agreement") is not declared effective by the U.S. Securities and Exchange Commission ("SEC") within ninety (90) days after the date of issuance of the Series 1 Preferred Shares, or, if after the relevant Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement, then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Conversion Percentage and the Fixed Conversion Price shall be adjusted as follows:

                    (i)  Conversion Percentage.  The Conversion Percentage in
                         ---------------------
     effect at such time shall be reduced by a number of percentage points equal to the product of (A) three (3) multiplied by (B) the sum of (I) the number of months (prorated for partial months) after the end of such ninety (90) day period and prior to the date that the relevant Registration Statement is declared effective by the SEC and (II) the number of months (prorated for partial months) that sales cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective. (For example, if the Registration Statement becomes effective one and one-half (1 1/2) months after the end of such ninety (90) day period, the Conversion Percentage would be eighty and one-half percent (80.5%) until any subsequent adjustment; if thereafter sales could not be made pursuant to the Registration Statement for a period of two (2) additional months, the Conversion Percentage would then be seventy-four and one-half percent (74.5%)); and

                    (ii) Fixed Conversion Price.  The Fixed Conversion Price in
                         ----------------------
     effect at such time shall be reduced by an amount equal to the product of
     (A) one hundred ninety-five thousandths (.195) multiplied by (B) the sum of
     (I) the number of months (prorated for partial months) after the end of such ninety (90) day period and prior to the date that the relevant Registration Statement is declared effective by the SEC and (II) the number of months (prorated for partial months) that sales cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective. (For example, if the Registration Statement becomes effective one and one-half

     (1 1/2) months after the end of such ninety (90) day period, the Fixed Conversion Price would be six dollars and twenty-one cents ($6.21) until any subsequent adjustment; if thereafter sales could not be made pursuant to the Registration Statement for a period of two (2) additional months, the Fixed Conversion Price would then be five dollars and eighty-two cents ($5.82).)

               (d)  Adjustment to Conversion Price - Stock Split, etc.  In case
                    --------------------------------------------------
     the Company shall (i) declare a dividend or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision or combination shall be proportionately adjusted if necessary, as reasonably determined in good faith by the Board of Directors of the Company, so that the holder of any Series 1 Preferred Shares surrendered for conversion after such time shall be entitled to receive the aggregate number of shares of Common Stock which the holder would have owned or been entitled to receive had such Series 1 Preferred Shares been converted immediately prior to such record date or effective date and the resulting Common Stock had been subject to such dividend, distribution, subdivision or combination. Such adjustment shall be made successively whenever any event specified above shall occur.

               (e)  Mechanics of Conversion.
                    -----------------------

                    (i)    Holders' Delivery Requirements.  To convert Series 1
                           ------------------------------
     Preferred Shares into full shares of Common Stock, the holder thereof shall
     (A) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., New York City time (the "Conversion Notice Deadline") on the date of conversion, a copy of the fully executed notice of conversion ("Notice of Conversion") to the Company at the office of the Company or its designated transfer agent (the "Transfer Agent"), in the form attached as Exhibit I, and (B) surrender to a common carrier for delivery to the office of the Company or the Transfer Agent, the original certificates representing the Series 1 Preferred Shares being converted (the "Preferred Stock Certificates"), duly endorsed for cancellation.

                    (ii)   Company's Response.  Upon receipt by the Company of a
                           ------------------
     facsimile copy of such Notice of Conversion, the Company shall immediately send, via facsimile, a confirmation of receipt of such Notice of Conversion to such holder, which shall specify that the Notice of Conversion has been received and the name and telephone number of a contact person at the Company whom the holder should contact regarding information related to such conversion. Upon receipt by the Company or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Notice of Conversion (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) together with the originally executed Notice of

     Conversion, the Company or the Transfer Agent (as applicable) shall, on such date of receipt (or the next business day if received after 11:00 a.m. local time of the Company or Transfer Agent, as applicable) (the "Deadline"), issue and surrender to a common carrier for either overnight or (if delivery is outside the United States) two (2) day delivery to the address as specified in the Notice of Conversion, a certificate for the number of shares of Common Stock to which the holder shall be entitled as aforesaid. In the case of a dispute as to the calculation of the Conversion Price, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed calculations to its outside accountant via facsimile within two (2) days of receipt of such holder's Notice of Conversion. The Company shall cause the accountant to perform the calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed calculations. Such accountant's calculation shall be deemed conclusive absent manifest error.

                    (iii)  Date of Conversion.  The date on which conversion
                           ------------------
     occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (A) that the advance copy of the Notice of Conversion is faxed to the Company before 11:59 p.m., New York City time, on the Date of Conversion, and (B) that the original Preferred Stock Certificates representing the Series 1 Preferred Shares to be converted, together with the originally executed Notice of Conversion, are surrendered by depositing such certificates and Notice with a common carrier, as provided above, and received by the Transfer Agent or the Company on or prior to the second (2nd) business day following the Date of Conversion. In the event the Preferred Stock Certificates and the originally executed Notice of Conversion are not received within two (2) business days after the date of the Notice of Conversion, the Notice of Conversion shall be deemed null and void and no conversion of Series 1 Preferred Shares shall be effected thereby. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Date of Conversion.

               (f)  Mandatory Conversion.  If any Series 1 Preferred Shares
                    --------------------
     remain outstanding on October 31, 1998, then all such Series 1 Preferred Shares shall be converted as of such date in accordance with this Section
     (2) as if the holders of such Series 1 Preferred Shares had given the Notice of Conversion on October 31, 1998, and the Date of Conversion had been fixed as of October 31, 1998, for all purposes of this Section (2), and all holders of Preferred Stock Certificates shall thereupon and within two (2) business days thereafter surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company or the Transfer Agent, as the Company may direct. No person shall thereafter have any rights in respect of Series 1 Preferred Shares, except the right to receive shares of Common Stock on conversion thereof as provided in this Section (2).

               (g)  Redemption by Company upon Receipt of Notice of Conversion.
                    ----------------------------------------------------------

                    (i)    Company's Right to Redeem in Lieu of Conversion.
                           -----------------------------------------------
     Notwithstanding anything herein to the contrary, if, on the Company's receipt of a Notice of Conversion, the Conversion Price of the Common Stock is less than three dollars and fifty cents ($3.50), the Company shall have the right, in its sole discretion, to redeem as a whole or in part any Series 1 Preferred Shares or shares of the Company's 5% Convertible Preferred Stock, Series 2, par value $0.001 (the "Series 2 Preferred Shares") (the Series 1 Preferred Shares and the Series 2 Preferred Shares being collectively called herein the "5% Preferred Shares") submitted for conversion, immediately prior to and in lieu of conversion ("Redemption on Receipt of Notice of Conversion"). If the Company elects to redeem some, but not all, of the 5% Preferred Shares submitted for conversion, the Company shall redeem from among the 5% Preferred Shares submitted by the holders for conversion on the applicable date, a pro-rata amount (based on the number of shares submitted for conversion by each such holder) from each such holder so submitting 5% Preferred Shares for conversion.

                    (ii)   Redemption Price on Receipt of a Notice of
                           ------------------------------------------

     Conversion.  The redemption price per Series 1 Preferred Share under this
     -----------
     Section (2)(g) shall be calculated in accordance with the following formula ("Redemption Rate"):

       [[(.05)(N/365)(1,000)]+1,000] x Closing Bid Price on Date of Conversion
                                       ---------------------------------------
                                                  Conversion Price

     where "N", "Date of Conversion" and "Conversion Price" have the same meanings as defined above. For purposes hereof, the term "Closing Bid Price" means the closing bid price of the Common Stock on the Nasdaq-NM, or if the Nasdaq-NM is not the principal trading market for such security, on the principal trading market or exchange for such security, or, if market value cannot be determined by virtue of any of the foregoing, the fair market value of such security on such date as reasonably determined in good faith by the Board of Directors of the Company.

                    (iii)  Mechanics of Redemption on Receipt of Notice of
                           -----------------------------------------------
     Conversion.  The Company shall effect each such redemption by giving notice
     ----------
     of its election to redeem, by facsimile, by 5:00 p.m. New York City time, the next business day following receipt of a Notice of Conversion from a holder, and the Company shall provide a copy of such redemption notice by overnight or (if delivery is outside the United States) two (2) day delivery, to the address specified in the Notice of Conversion. Such redemption notice shall indicate whether the Company will redeem all or part of the 5% Preferred Shares submitted for conversion and the applicable Redemption Rate.

                    (iv)   Advance Notice of Redemption.  A holder of Series 1
                           ----------------------------
     Preferred Shares shall have the right to require the Company to provide advance notice stating whether the Company will elect to redeem such holder's Series 1 Preferred Shares in cash, pursuant to the Company's redemption rights provided in subparagraph (i) above, by sending notice (an "Election Notice") to the Company and such other person(s) as the Company may designate (provided that such holder shall have received notice of such designation), via facsimile, of such holder's intention to require the Company to disclose that, if such holder were to exercise such holder's right of conversion (pursuant to Section (2)(a)), whether the Company would elect to redeem any of such holder's Series 1 Preferred Shares for cash in lieu of issuing Common Stock. Upon receipt by the Company of a facsimile copy of an Election Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of the Election Notice to the holder that shall have sent such Election Notice to the Company, which shall specify that such Election Notice has been received and the name and telephone number of a contact person at the Company whom such holder should contact regarding information related to the requested advance notice. Thereafter, the Company must respond by the close of business on the next business day following receipt of such holder's Election Notice (A) via facsimile and
     (B) by depositing such response with an overnight or (if delivery is outside the United States) two (2) day courier. The Company's response must state the number of shares it would redeem, if any, and such response shall be binding on the Company for a period of twenty (20) business days from and including the date of such Election Notice. If the Company does not respond to such holder within one (1) business day after receipt of the Election Notice via facsimile, the Company shall be required to issue to such holder Common Stock upon such holder's conversion within the subsequent twenty (20) business day period of such holder's Election Notice.

                    (v)    Payment of Redemption Price.  In the event the
                           ---------------------------
     Company elects to exercise its right of Redemption on Receipt of Notice of Conversion pursuant to this Section (2)(g), the Company shall pay the applicable redemption price to each holder of Series 1 Preferred Shares within five (5) business days after such holder's Preferred Stock Certificates (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) are delivered to the Company or its Transfer Agent.

               (h)  Company's Right to Redeem at Its Election.  At any time,
                    -----------------------------------------
     commencing April 1, 1997, the Company shall have the right, in its sole discretion, to redeem ("Redemption at the Company's Election"), from time to time, any or all of the Series 1 Preferred Shares; provided that (A) the Company shall first provide thirty (30) days' advance written notice as provided in subparagraph (ii) below (which can be given beginning March 1, 1997), and (B) the Company shall only be entitled to redeem under this section (2)(h) Series 1 Preferred Shares, which, together with any Series 2 Preferred Shares being redeemed at the same time, have an aggregate Stated Value (as defined below) of at least five million dollars ($5,000,000). If the Company elects to redeem some, but not all, of the 5% Preferred Shares, the Company shall redeem an amount from each holder of Series 1 Preferred Shares equal to such holder's pro-rata amount (based on the number of 5% Preferred Shares held by such holder relative to the number of 5% Preferred Shares outstanding) of all 5% Preferred Shares being redeemed.

                    (i)  Redemption Price at the Company's Election.  The
                         ------------------------------------------
     "Redemption Price at the Company's Election" shall be an amount per Series 1 Preferred Share equal to the greater of (A) the price calculated in accordance with the Redemption Rate as of the date of the Notice of Redemption at the Company's Election (as defined below) and (B) a percentage of the Stated Value (as defined below) of such Series 1 Preferred Share, which percentage shall vary depending on the Date of Redemption at the Company's Election (as defined below), and shall be determined as follows:

          Date of Redemption at the Company's               % of Stated
                      Election                                  Value
     ---------------------------------------------          ------------
            April 1, 1997 to March 31, 1998                     125%
            April 1, 1998 to October 31, 1998                   120%

     For purposes hereof, "Stated Value" shall mean One thousand dollars ($1,000) per 5% Preferred Share.


                    (ii)  Mechanics of Redemption at the Company's Election.
                          -------------------------------------------------
     The Company shall effect each such redemption by giving at least thirty
     (30) days' prior written notice ("Notice of Redemption at the Company's Election") to (A) each holder of the Series 1 Preferred Shares, at the address and facsimile number of such holder appearing in the Company's Series 1 Preferred Share register and (B) the Transfer Agent. Such Notice of Redemption at the Company's Election shall be deemed to have been delivered and received one (1) business day, if delivery is within the United States, after the Company's sending (by overnight courier) of such Notice of Redemption at the Company's Election or two (2) business days, if delivery is outside the United States, after the Company's sending (by two
     (2) day courier) of such Notice of Redemption at the Company's Election. Such Notice of Redemption at the Company's Election shall indicate (x) the number of shares of Series 1 Preferred Shares that have been selected for redemption, (y) the date that such redemption is to become effective (the "Date of Redemption at the Company's Election") and (z) the applicable Redemption Price at the Company's Election. Notwithstanding the above, any holder may convert into Common Stock pursuant to Section (2)(a), prior to the close of business on the day prior to the Date of Redemption at the Company's Election, any Series 1 Preferred Shares that such holder is otherwise entitled to convert, including Series 1 Preferred Shares that have been selected for redemption at the Company's election pursuant to this Section (2)(h); provided, however, that the Company shall still be entitled, subject to Section (2)(g)(iv), to exercise its right to redeem upon receipt of a Notice of Conversion pursuant to Section (2)(g).

                    (iii)  Payment of Redemption Price.  Each holder submitting
                           ---------------------------
     Series 1 Preferred Shares being redeemed under this Section (2)(h) shall send such holder's Preferred Stock Certificates so redeemed to the Company or its Transfer Agent

     (as set forth in the Notice of Redemption), and the Company shall pay the applicable redemption price to that holder within five (5) business days after such holder's Preferred Stock Certificates (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) are delivered to the Company or its Transfer Agent.

               (i)  Company Must Have Immediately Available Funds or Credit
                    -------------------------------------------------------
     Facilities.  The Company shall not be entitled to send any Redemption
     ---------
     Notice pursuant to Section (2)(g) or (2)(h) and begin the redemption procedure under such section, unless it has:

                         (A) the full amount of the redemption price in cash, available in a demand or other immediately available account in a bank or similar financial institution; or

                         (B) credit facilities that are immediately available and unrestricted for use in redeeming the Series 1 Preferred Shares, in the full amount of the redemption price with a bank or similar financial institution; or

                         (C) a written agreement with a standby underwriter or qualified buyer ready, willing and able to purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to redeem any stock that is not converted prior to redemption; or

                         (D) a combination of the items set forth in the preceding clauses (A), (B) and (C), aggregating the full amount of the redemption price.

               (j)  Redemption at Option of Buyer.
                    -----------------------------

                    (i)    Redemption Option.  After a Change in Control (as
                           -----------------
     defined below) other than a Major Transaction (as defined in Section 2(k) below), each holder of Series 1 Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Series 1 Preferred Shares at a price per Series 1 Preferred Share equal to the greater of:

                           (A) 125% of the Stated Value of such Series 1 Preferred Share; or

                           (B) the price calculated in accordance with the Redemption Rate calculated as of the date of the Change of Control.

                    (ii) "Change in Control".  "Change in Control" shall be
                         -------------------
     deemed to have occurred at such time as Edward L. Marinaro and Edwin L. Harper shall both cease to be directors and officers of the Company.

                    (iii)  Mechanics of Redemption at Option of Buyer.  Each
                           ------------------------------------------
     holder may require the Company to redeem such holder's Series 1 Preferred Shares by delivering written notice ("Notice of Redemption at Option of Buyer") to the Company, which Notice of Redemption at Option of Buyer shall be deemed to have been delivered one (1) business day, if delivery is within the United States, after such holder's sending (by overnight courier) of such Notice of Redemption at Option of Buyer or two (2) business days, if delivery is outside the United States, after such holder's sending (by two (2) day courier) of such Notice of Redemption at Option of Buyer. Such Notice of Redemption at Option of Buyer shall indicate (A) the number of Series 1 Preferred Shares that have been selected for redemption and (B) the applicable redemption price, as calculated pursuant to Section (2)(j)(i) above.

                    (iv)   Payment of Redemption Price.  Each holder submitting
                           ---------------------------
     Series 1 Preferred Shares for redemption under this Section (2)(j) shall send such holder's Preferred Stock Certificates to be redeemed to the Company or its Transfer Agent, and the Company shall pay the applicable redemption price to that holder within thirty (30) business days after the Company's receipt of such holder's Notice of Redemption at Option of Buyer; provided that such holder's Preferred Stock Certificates (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) shall have been so delivered to the Company or its Transfer Agent.

               (k)  Major Transactions.  If the Company shall consolidate with
                    ------------------
     or merge into any corporation or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares) (each a "Major Transaction"), then each Series 1 Preferred Share shall thereafter be entitled to receive consideration, in exchange for such Series 1 Preferred Share, equal to the greater of: (i) the number of shares of stock or securities or property of the Company, or of the entity resulting from such consolidation or merger (the "Major Transaction Consideration"), to which a holder of the number of shares of Common Stock delivered upon conversion of such Series 1 Preferred Share would have been entitled upon such Major Transaction had the holder of such Series 1 Preferred Share exercised its right of conversion on the trading date preceding the public announcement of the transaction resulting in such Major Transaction and had such Common Stock been issued and outstanding and had such holder been the holder of record of such Common Stock at the time of such Major Transaction, and the Company shall make lawful provision therefor as a part of such consolidation, merger or reclassification; and
     (ii) 125% of the Stated Value of such Series 1 Preferred Share in cash. No sooner than ten (10) days nor later than five (5) days prior to the consummation of the Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice ("Notice of Major Transaction") to each holder of Series 1 Preferred Shares, which Notice of Major Transaction shall be deemed to have been delivered one (1) business day, if delivery is within the United States, after the Company's sending (by overnight courier) of such Notice of Major Transaction or two (2) business days, if deliver is outside the United States, after the Company's sending (by two (2) day courier) of such Notice of Major

     Transaction. Such Notice of Major Transaction shall indicate the amount and type of the Major Transaction Consideration which such holder would receive under clause (i) of this Section (2)(k). If the Major Transaction Consideration does not consist entirely of United States currency, such holder may elect to receive United States currency in an amount equal to the value of the Major Transaction Consideration in lieu of the Major Transaction Consideration by delivering notice of such election to the Company within five (5) days of the holder's receipt of the Notice of Major Transaction.

               (l)  Reservation of Shares.  The Company shall, so long as any of
                    ---------------------
     the Series 1 Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series 1 Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series 1 Preferred Shares then outstanding.

               (m)  Fractional Shares.  The Company shall not issue any fraction
                    -----------------
     of a share of Common Stock upon any conversion, but shall pay in cash therefor at the Conversion Price then in effect multiplied by such fraction.

               (n)  Taxes.  The Company shall pay any and all taxes which may be
                    -----
     imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Series 1 Preferred Shares as herein provided. The Company shall not be required in any event to pay any transfer or other taxes by reason of the issuance of such Common Stock in names other than those in which the Series 1 Preferred Shares surrendered for conversion are registered on the Company's records, and no such conversion or issuance of Common Stock shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company and its transfer agent, if any, that such tax has been paid.

          (3)  Voting Rights.  Holders of Series 1 Preferred Shares shall have
               -------------
     no voting rights, except as required by law and by Section (7) hereof.

          (4)  Liquidation, Dissolution, Winding Up.  In the event of any
               ------------------------------------
     voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series 1 Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Preferred Funds"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series 1 Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount equal to the Stated Value per Series 1 Preferred Share provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Series 1 Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Series 1 Preferred Shares as to payments of Preferred Funds (the "Pari Passu Shares"), then each holder of Series 1 Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a percentage of the full amount of Preferred Funds payable to all holders of
     Series 1 Preferred Shares and Pari Passu Shares.   The purchase or
     redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other corporation or corporations, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Series 1 Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein.

          (5)  Preferred Rank.  All shares of Common Stock shall be of junior
               --------------
     rank to all Series 1 Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Series 1 Preferred Shares. The Company may hereafter only authorize and issue additional or other capital stock that is of junior rank to the Series 1 Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company; provided that the Company may hereafter authorize additional or other capital stock that is of equal rank to the Series 1 Preferred Shares in respect of such preferences, if shares thereof are issued only to Beijing Legend Group Ltd. or any of its affiliates (as that term is defined under the Exchange Act) or successors (collectively, the "Legend Parties") and one or more of the Legend Parties shall have entered into or agreed to enter into a joint venture or other business relationship with the Company. In the event of the merger or consolidation of the Company with or into another corporation, the Series 1 Preferred Shares shall maintain their relative powers, designations and preferences provided for herein.

          (6)  Restriction on Below Market Issuance of Securities.  For a period
               --------------------------------------------------
     of ninety (90) days following the issuance of the Series 1 Preferred Shares, the Company shall not issue or agree to issue, except to one or more of the Legend Parties, any equity securities of the Company (or any security convertible into or exercisable or exchangeable, directly or indirectly, for equity securities of the Company) if such securities are issued at a price (or in the case of securities convertible into or exercisable or exchangeable, directly or indirectly, for Common Stock such securities provide for a conversion price) less than the lesser of the Fixed Conversion Price and the Average Market Price for Common Stock for the five (5) consecutive trading days ending one day prior to the date of issuance (in the case of Common Stock) or the conversion date (in the case of securities convertible into or exercisable or exchangeable, directly or indirectly, for Common Stock).

          (7)  Vote to Change the Terms of Series 1 Preferred Shares.  The
               -----------------------------------------------------
     affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the holders of not less than two-thirds (2/3) of the then outstanding Series 1 Preferred Shares shall be required to amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series 1 Preferred Shares. In addition, the Company shall not agree to amend or otherwise change a material term of the Series 2 Preferred Shares unless the holders of the Series 1 Preferred Shares shall be entitled to comparable amendments or changes upon the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the holders of not less than two-thirds (2/3) of the then outstanding Series 1 Preferred Shares. The Company shall negotiate in good faith with the holders of the Series 1 Preferred Shares to determine the availability and terms of such a comparable amendment or change. In the event the Company and the holders of the Series 1 Preferred Shares do not reach agreement on an amendment or change, the availability and terms of such an amendment or change shall be determined in good faith by the Board of Directors of the Company.

          (8)  Lost or Stolen Certificates.  Upon receipt by the Company of
               ---------------------------
     evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Series 1 Preferred Shares, and (in the case of loss, theft or destruction) of any indemnification undertaking by the holder to the Company that is reasonably satisfactory to the Company, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.
     However, the Company shall not be obligated to re-issue such lost or stolen Preferred Stock Certificates if holder contemporaneously requests the Company to convert such Series 1 Preferred Shares into Common Stock. Each reference herein to an indemnification undertaking shall be deemed to refer to an indemnification undertaking that is accompanied by such evidence and complies with this Section (8).

     IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Edward L. Marinaro, its Chairman as of the 7th day of October 1996.

                                       SYQUEST TECHNOLOGY, INC.


                                       By:  /s/ Edward L. Marinaro
                                          ____________________________________

                                       Title: Chairman
                                             _________________________________

                                   EXHIBIT I

                           SYQUEST TECHNOLOGY, INC.
                             NOTICE OF CONVERSION


Reference is made to the Certificate of Designations, Preferences and Rights of Convertible Preferred Stock, Series 1, of SyQuest Technology, Inc. (the "Designation"). In accordance with and pursuant to the Designation, the undersigned hereby elects to convert the number of shares of Convertible Preferred Stock, Series 1, par value $.001 (the "Series 1 Preferred"), of SyQuest Technology, Inc., a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $.001 (the "Common Stock"), of the Company, and warrants to acquire Common Stock of the Company by tendering the stock certificate(s) representing the share(s) of Series 1 Preferred specified below as of the date specified below:

     Date of Conversion                     _________________________________

     Number of shares of Series 1
     Preferred to be converted:             _________________________________

     Stock certificates no(s). of Series 1
     Preferred to be converted:             _________________________________


Please confirm the following
 information:

     Conversion Price:                      _________________________________

     Number of shares of Common Stock
     to be issued:                          _________________________________

     Number of warrants to be issued:       _________________________________


Please issue the Common Stock into which the Series 1 Preferred shares are being converted and such warrants in the following name and to the following address:


     Issue to:
                                            _________________________________

                                            _________________________________

                                            _________________________________

                                            _________________________________

     Name of converting holder:             _________________________________

     Duly executed:                         By ______________________________

     Name & Title:                             ______________________________

     Dated:                                 _________________________________

                                  EXHIBIT A-1

            AMENDMENT TO CERTIFICATE OF DESIGNATIONS, PREFERENCES
              AND RIGHTS OF CONVERTIBLE PREFERRED STOCK, SERIES 1
                                      OF
                           SYQUEST TECHNOLOGY, INC.





          SyQuest Technology, Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to section 151 of the General Corporation Law of the State of Delaware, by action taken by Unanimous Written Consent of the Board of Directors of the Company dated as of October 11, 1996, in accordance with and pursuant to section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company adopted the following resolution:

          BE IT RESOLVED, that the first three lines of the Certificate of Designations, Preferences and Rights of Convertible Preferred Stock, Series 1, of the Company, filed with the Delaware Secretary of State on October 9, 1996 (which three lines now read, "RESOLVED, that the Company is authorized to issue 5,000 shares of Convertible Preferred Stock, Series 1, $.001 par value (the "Series 1 Preferred Shares"), which shall have the following powers, designations, preferences and other special rights:"), be and they hereby are amended to read as follows:

          RESOLVED, that the Company is authorized to issue 5,500 shares of Convertible Preferred Stock, Series 1, $.001 par value (the "Series 1 Preferred Shares"), which shall have the following powers, designations, preferences and other special rights:

          IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Edward L. Marinaro, its Chairman of the Board, as of the 11th day of October 1996.



                                                  SYQUEST TECHNOLOGY, INC.

                                                  By: /s/ Edward L. Marinaro
                                                      ----------------------
                                                      Chairman of the Board

             AMENDMENT TO CERTIFICATE OF DESIGNATIONS, PREFERENCES
              AND RIGHTS OF CONVERTIBLE PREFERRED STOCK, SERIES 1
                                       OF
                            SYQUEST TECHNOLOGY, INC.



     SyQuest Technology, Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and by action taken by Unanimous Written Consent of the Board of Directors of the Company dated as of October 30, 1996, in accordance with and pursuant to section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company adopted the following resolution:


     BE IT RESOLVED, that paragraph (6) of the Certificate of Designations, Preferences and Rights of Convertible Preferred Stock, Series 1, of the Company, filed with the Delaware Secretary of State on October 9, 1996, and amended on October 15, 1996, be and it hereby is amended to read as follows:

     (6)  Reserved.
          --------


     IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Edward L. Marinaro, its Chairman of the Board, as of the 30th day of October 1996.

                                                SYQUEST TECHNOLOGY, INC.



                                         By: /s/ Edward L. Marinaro
                                            _______________________________
                                                 Chairman of the Board
                                                   Edward L. Marinaro

             AMENDMENT TO CERTIFICATE OF DESIGNATIONS, PREFERENCES
              AND RIGHTS OF CONVERTIBLE PREFERRED STOCK, SERIES 1
                                       OF
                            SYQUEST TECHNOLOGY, INC.



     SyQuest Technology, Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and by action taken by Unanimous Written Consent of the Board of Directors of the Company dated as of October 31, 1996, in accordance with and pursuant to section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company adopted the following resolutions:


     BE IT RESOLVED, that paragraph (2) (j) (i) of the Certificate of Designations, Preferences and Rights of Convertible Preferred Stock, Series 1, of the Company, filed with the Delaware Secretary of State on October 9, 1996, amended on October 15, 1996, and on October 31, 1996, be and it hereby is amended to include the following sentence at the end thereof:

     Such price shall be payable by the Company by issuing and delivering a number of shares of Common Stock equal to such price per Series 1 Preferred Share divided by the Closing Bid Price on the date of the Change in Control, if the public announcement of such Change in Control is made before 12:00 p.m. Eastern Time on such date; otherwise on the trading date immediately following such public announcement.

          RESOLVED FURTHER, that paragraph (2) (k) of the Certificate of Designations, Preferences and Rights of Convertible Preferred Stock, Series 1, of the Company, filed with the Delaware Secretary of State on October 9, 1996, amended on October 15, 1996, and on October 31, 1996, be and it hereby is amended to read as follows:


          (k) Major Transactions.  If the Company shall consolidate with or
              ------------------
     merge into any corporation or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares) (each a "Major Transaction"), then each Series 1 Preferred Share shall thereafter be entitled to receive consideration, in exchange for such Series 1 Preferred Share, equal to the greater of: (i) the number of shares of stock or securities or property of the Company, or of the entity resulting from such consolidation or merger (the "Major Transaction Consideration"), to which a holder of the number of shares of Common Stock delivered upon conversion of such Series 1 Preferred Share would have been entitled upon such Major Transaction had the holder of such Series 1 Preferred Share exercised its right of conversion on the trading date preceding the public announcement of the transaction resulting in such Major Transaction and had such Common Stock been issued and outstanding and had such holder been the holder of record of such Common Stock at the time of such Major Transaction, and the Company shall make lawful provision therefor as a part of such consolidation, merger or reclassification; and (ii) 125% of the Stated Value of such Series 1 Preferred Share, payable in cash, or at the exclusive election of the Company, by issuing and delivering a number of shares of Common Stock equal to 125% of such Stated Value divided by the Average Market Price for the five trading days preceding the date of the public announcement of the transaction resulting in such Major Transaction. No sooner than ten (10) days nor later than five (5) days prior to the consummation of the Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice ("Notice of Major Transaction") to each holder of Series 1 Preferred Shares, which Notice of Major Transaction shall be deemed to have been delivered one (1) business day, if delivery is within the United States, after the Company's sending (by overnight courier) of such Notice of Major Transaction or two (2) business days, if delivery is outside the United States, after the Company's sending (by two (2) day courier) of such Notice of Major Transaction. Such Notice of Major Transaction shall indicate the amount and type of the Major Transaction Consideration which such holder would receive under clause (i) of this Section (2)(k).


          IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Edward L. Marinaro, its Chairman of the Board, as of the 31st day of October 1996.

                                                SYQUEST TECHNOLOGY, INC.



                                         By: /s/ Edward L. Marinaro
                                            __________________________________
                                                 Chairman of the Board
                                                   Edward L. Marinaro

                                       2